Exhibit 99.1

Cohu Reports Third Quarter 2013 Operating Results

POWAY, Calif., October 30, 2013 — Cohu, Inc. (NASDAQ:COHU) today reported fiscal 2013 third quarter net sales of $60.0 million and GAAP net loss of $10.8 million or $0.43 per share. Net loss for the fiscal 2013 third quarter included a $4.8 million pretax charge for the write-down of inventory, primarily semiconductor equipment. Net sales for the first nine months of 2013 were $182.6 million and GAAP net loss was $27.0 million or $1.09 per share.

The Company also reported non-GAAP results, with third quarter 2013 net loss of $6.8 million or $0.27 per share and net loss of $16.1 million or $0.65 per share for the first nine months of 2013.

GAAP Results

	Q3 FY 2013	Q2 FY 2013	Q3 FY 2012
Net sales	$60.0 million	$66.7 million	$57.7 million
Net loss	$(10.8) million	$(4.0) million	$(1.7) million
Loss per share	$(0.43)	$(0.16)	$(0.07)

	9 Months 2013	9 Months 2012
Net sales	$182.6 million	$170.4 million
Net loss	$(27.0) million	$(7.1) million
Loss per share	$(1.09)	$(0.29)

Non-GAAP Results

	Q3 FY 2013	Q2 FY 2013	Q3 FY 2012 (1)
Non-GAAP net loss	$(6.8) million	$(1.3) million	$(0.4) million
Non-GAAP loss per share	$(0.27)	$(0.05)	$(0.01)

	9 Months 2013	9 Months 2012 (1)
Non-GAAP net loss	$(16.1) million	$(1.5) million
Non-GAAP loss per share	$(0.65)	$(0.06)

(1)	Non-GAAP results for the three- and nine-month periods ended September 29, 2012 were revised in the current period to exclude the impact of other acquisition costs incurred in connection with the acquisition of Ismeca.

Sales of semiconductor equipment accounted for 87% of fiscal 2013 third quarter sales. Microwave communications equipment and video cameras and related equipment contributed 6% and 7%, respectively, for the same period.

Orders were $57.3 million for the third quarter of 2013 and $83.1 million for the second quarter of 2013. Orders for semiconductor equipment were $48.5 million in the third quarter of 2013 compared to $75.4 million in the second quarter of 2013. Total consolidated backlog was $77.1 million at September 28, 2013 compared to $79.8 million at June 29, 2013. Cohu expects fourth quarter 2013 sales to be approximately $60 million.

James A. Donahue, Chairman, President and Chief Executive Officer stated, “Following a strong increase in orders during Q2, customers turned cautious about adding capacity in the uncertain economic environment. SEMI reported that three month average bookings for backend semiconductor equipment declined 42% during the third quarter. For Cohu, the automotive semiconductor segment remained strong, and we benefitted from our leadership position in test handling solutions for automotive applications.”

Donahue concluded, “Despite weaker economic conditions, equipment utilization remained steady at about 80% throughout the quarter. The transition of our pick and place manufacturing to Asia is progressing on schedule and we expect the first systems to ship from our Melaka, Malaysia facility in Q1 2014.”

Cohu’s Board of Directors approved a quarterly cash dividend of $0.06 per share payable on January 3, 2014 to shareholders of record on November 22, 2013. Cohu has paid consecutive quarterly cash dividends since 1977.

Use of Non-GAAP Financial Information:

Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, manufacturing transition costs, employee severance costs, other acquisition costs and the purchase accounting inventory step-up included in cost of goods sold. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain matters discussed in this release, including statements concerning Cohu’s transition of production to Asia and shipments from our Malaysia facility, expectations of business conditions, orders, sales, revenues and operating results are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, risks associated with acquisitions, inventory, goodwill and other intangible asset write-downs; our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; our reliance on third-party contract manufacturers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.

About Cohu:

Cohu is a supplier of test handling, burn-in, thermal subsystems and MEMS test solutions used by the global semiconductor industry, microwave communications and video equipment.

Cohu will be conducting their conference call on Wednesday, October 30, 2013 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones - Investor Relations (858) 848-8106

COHU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended (1)		Nine Months Ended (1)
	September 28,	September 29,	September 28,	September 29,
	2013 (2)	2012	2013 (2)	2012
Net sales	$59,962	$57,748	$182,630	$170,448
Cost and expenses:
Cost of sales (3)	45,441	39,622	131,052	119,119
Research and development	11,636	9,136	36,814	26,194
Selling, general and administrative	14,845	11,597	44,098	33,514

	71,922	60,355	211,964	178,827

Loss from operations	(11,960)	(2,607)	(29,334)	(8,379)
Interest and other, net (4)	16	739	42	920

Loss before income taxes	(11,944)	(1,868)	(29,292)	(7,459)
Income tax benefit	(1,124)	(119)	(2,324)	(377)

Net loss	$(10,820)	$(1,749)	$(26,968)	$(7,082)

Loss per share:
Basic	$(0.43)	$(0.07)	$(1.09)	$(0.29)

Diluted	$(0.43)	$(0.07)	$(1.09)	$(0.29)

Weighted average shares used in computing loss per share: (5)
Basic	24,929	24,479	24,801	24,421

Diluted	24,929	24,479	24,801	24,421

(1)	The three- and nine-month periods ended September 28, 2013 and September 29, 2012 were comprised of 13 weeks and 39 weeks, respectively.
(2)	On December 31, 2012 Cohu completed the acquisition of Ismeca and its results have been included since that date.
(3)	The third quarter of fiscal 2013 included a $4.8 million pretax charge for the write-down of inventory, primarily semiconductor equipment.
(4)	For the three- and nine-month periods ended September 29, 2012, interest and other income includes a gain on the sale of facility totaling $677,000 related to our metal detection equipment segment, FRL, which was divested in 2006.
(5)	Potentially dilutive securities were excluded from the per share computations for all periods presented due to their antidilutive effect.

COHU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands) (Unaudited)

	September 28,	December 29,
	2013 (1)	2012
Assets:
Current assets:
Cash and investments	$52,857	$110,229
Accounts receivable	58,167	36,986
Inventories	60,361	62,332
Deferred taxes and other	12,473	11,536

Total current assets	183,858	221,083
Property, plant & equipment, net	35,915	35,464
Goodwill	70,895	58,756
Intangible assets, net	46,682	18,977
Other assets	3,770	593

Total assets	$341,120	$334,873

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$5,482	$2,139
Other current liabilities	49,675	34,241

Total current liabilities	55,157	36,380
Deferred taxes and other noncurrent liabilities	29,778	17,594
Stockholders’ equity	256,185	280,899

Total liabilities & stockholders’ equity	$341,120	$334,873

(1)	Includes Ismeca which was acquired on December 31, 2012 for $54.5 million funded out of Cohu’s existing cash reserves.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	September 28,	June 29,	September 29,
	2013	2013	2012
Loss from operations - GAAP basis (a)	$(11,960)	$(4,445)	$(2,607)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	50	132	49
Research and development	355	366	291
Selling, general and administrative	781	857	619

	1,186	1,355	959
Amortization of intangible assets included in (c):
Cost of goods sold	1,872	1,410	855
Selling, general and administrative	708	263	149

	2,580	1,673	1,004
Manufacturing transition and severance costs included in (d):
Cost of goods sold	158	—	—
Research and development	165	—	—
Selling, general and administrative	618	—	—

	941	—	—
Other acquisition costs included in selling, general and administrative (e)	—	121	390
Inventory step-up included in cost of goods sold (f)	32	90	—

Loss from operations - non-GAAP basis (g)	$(7,221)	$(1,206)	$(254)

Net loss - GAAP basis	$(10,820)	$(4,045)	$(1,749)
Non-GAAP adjustments (as scheduled above)	4,739	3,239	2,353
Tax effect of non-GAAP adjustments (h)	(739)	(474)	(286)
Gain on the sale of FRL facility (i)	—	—	(677)

Net loss - non-GAAP basis	$(6,820)	$(1,280)	$(359)

GAAP net loss per share - diluted	$(0.43)	$(0.16)	$(0.07)
Non-GAAP loss per share - diluted (j)	$(0.27)	$(0.05)	$(0.01)

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Other acquisition costs and inventory step-up have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(19.9)%, (6.7)% and (4.5)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets; including a one-time, catch-up adjustment of $0.6 million recorded in the three months ended September 28, 2013.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Ismeca.
(f)	To eliminate the inventory step-up costs incurred related to the acquisition of Ismeca.
(g)	(12.0)%, (1.8)% and (0.4)% of net sales, respectively.
(h)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(i)	To adjust non-GAAP net loss for the gain on the sale of our FRL facility.
(j)	Computed using number of GAAP diluted shares outstanding for each period presented.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Nine Months Ended
	September 28,	September 29,
	2013	2012
Loss from operations - GAAP basis (a)	$(29,334)	$(8,379)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	250	279
Research and development	1,236	951
Selling, general and administrative	2,476	2,024

	3,962	3,254
Amortization of intangible assets included in (c):
Cost of goods sold	4,735	2,534
Selling, general and administrative	1,242	459

	5,977	2,993
Manufacturing transition and severance costs included in (d):
Cost of goods sold	158	—
Research and development	165	—
Selling, general and administrative	1,075	—

	1,398	—
Other acquisition costs included in selling, general and administrative (e)	385	929
Inventory step-up included in costs of goods sold (f)	980	—

Loss from operations - non-GAAP basis (g)	$(16,632)	$(1,203)

Net loss - GAAP basis	$(26,968)	$(7,082)
Non-GAAP adjustments (as scheduled above)	12,702	7,176
Tax effect of non-GAAP adjustments (h)	(1,841)	(875)
Gain on the sale of FRL facility (i)	—	(677)

Net loss - non-GAAP basis	$(16,107)	$(1,458)

GAAP net loss per share - diluted	$(1.09)	$(0.29)
Non-GAAP loss per share - diluted (j)	$(0.65)	$(0.06)

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Other acquisition costs and inventory step-up have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(16.1)% and (4.9)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets; including a one-time, catch-up adjustment of $0.6 million recorded in the nine months ended September 28, 2013.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Ismeca Semiconductor.
(f)	To eliminate the inventory step-up costs incurred related to the acquisition of Ismeca.
(g)	(9.1)% and (0.7)% of net sales, respectively.
(h)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(i)	To adjust non-GAAP net loss for the gain on the sale of our FRL facility.
(j)	Computed using number of GAAP diluted shares outstanding for each period presented.